UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 20, 2023
 ______________________
Dell Technologies Inc.
(Exact name of registrant as specified in its charter)
 ______________________

Delaware	001-37867	80-0890963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dell Way
Round Rock,	Texas	78682
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (800) 289-3355
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class C Common Stock, par value $0.01 per share	DELL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 20, 2023, Simon Patterson, a director of Dell Technologies Inc. (the “Company”), notified the Company’s Board of Directors (the “Board”) of his intention to resign from the Board effective September 26, 2023.

(d) On September 22, 2023, upon the recommendation of its Nominating and Governance Committee, the Board appointed Mr. Steven M. Mollenkopf to the Board effective September 27, 2023. Mr. Mollenkopf will serve as a Group I director with a term expiring at the annual meeting of the Company’s stockholders to be held in 2024 or until his successor is elected and qualified.

Mr. Mollenkopf, age 54, served as the Chief Executive Officer of Qualcomm Incorporated (“Qualcomm”), an engineering-driven, high-technology manufacturing company and a global leader in the development and commercialization of foundational technologies for the wireless industry, from 2014 to 2021. Mr. Mollenkopf began his career at Qualcomm as an engineer over 25 years ago, and has held several leadership roles at Qualcomm prior to being named Chief Executive Officer, including President, Chief Operating Officer, and head of QCT, Qualcomm’s chipset business. He is currently Senior Advisor to Consello Group, a financial services advisory and strategic investing platform. Mr. Mollenkopf has served as a director of The Boeing Company, a leading global aerospace firm, since 2020.

The Board has determined that Mr. Mollenkopf qualifies as an independent director in accordance with the requirements of the New York Stock Exchange. At the time of this current report, the Board has not determined any committees of the Board to which Mr. Mollenkopf may be named.

Mr. Mollenkopf will participate in the Company’s compensation program for its independent directors as set forth in the Amended and Restated Dell Technologies Inc. Compensation Program for Independent Non-Employee Directors, which has been filed with the Securities and Exchange Commission and is described in the Company’s definitive proxy statement on Schedule 14A for its 2023 annual meeting of stockholders, filed with the Securities and Exchange Commission on May 10, 2023. Under the program, Mr. Mollenkopf is entitled to receive, for his initial year of service, a cash retainer in the amount of $100,000 and an equity retainer with a value of $225,000 in the form of restricted stock units that settle in shares of the Company’s Class C common stock under the Company’s 2023 Stock Incentive Plan. In accordance with the program, Mr. Mollenkopf has the option to elect to receive his cash retainer in the form of deferred stock units or shares of Class C common stock and his equity retainer in the form of deferred stock units. As applicable, the total number of restricted stock units, deferred stock units or shares of Class C common stock will be determined based on the closing price of the Class C common stock as reported on the New York Stock Exchange on September 28, 2023.

The Company has entered into an indemnification agreement with Mr. Mollenkopf pursuant to the Company’s form of director indemnification agreement, a copy of which has been filed with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2023	Dell Technologies Inc.
	By:	/s/ Christopher A. Garcia
Christopher A. Garcia Senior Vice President and Assistant Secretary
(Duly Authorized Officer)
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